Exhibit 10.2

TERMINATION OF AGREEMENT BETWEEN TULLY’S COFFEE AND

GUARANTORS

RE KENT CENTRAL FINANCING

THIS AGREEMENT is entered into this 15th day of August, 2005, between TULLY’S COFFEE CORPORATION, a Washington corporation (the “Company”) and MARC EVANGER (“Evanger”); RON NEUBAUER (“Neubauer”); KEVIN FORTUN (“Fortun”); TOM T. O’KEEFE (“O’Keefe”); RICHARD PADDEN (“Padden”); GEORGE HUBMAN (“Hubman”) and LARRY HOOD (“Hood”) (individually, a “Guarantor,” and collectively, the “Guarantors”).

RECITALS

A. The Company has entered into a loan facility (as amended from time to time, the “Loan Facility”) with Kent Central, LLC (“Lender”).

B. In connection with the Loan Facility, the Lender has required the Gurarantors to execute and deliver those certain Guaranty Agreements dated October 30, 2002 (each individually, a “Guaranty,” and collectively, the “Guaranties”) pursuant to which each Guarantor, to some extent, guarantees the payment of the Company’s obligations with respect to the Loan Facility.

C. In connection with the Guaranties, the Company and the Guarantors have previously entered into that certain Agreement Between Tully’s Coffee and the Guarantors Re Kent Central Financing, dated October 30, 2002 (as amended from time to time, the “Guarantors Agreement”). The Company now anticipates paying off the Loan Facility in full and, therefore, the parties desire to enter into this Agreement to evidence the termination of the Guarantors Agreement subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises herein contained, the parties hereto agree as follows:

1. Termination; Guaranty Compensation; Continuation of Indemnification. Effective upon the date (the “Effective Date”) upon which the Company pays off all amounts currently due and owing under the Loan Facility in accordance with a valid payoff letter executed by Lender (the “KCL Payoff”), the parties hereto agree that the Guarantors Agreement shall terminate.

Notwithstanding any other provision of this Agreement, the Company agrees (i) to pay or deliver all compensation that is due to each Guarantor under the Guarantors Agreement through the Effective Date; and (ii) that Section 2 of the Gurantors Agreement providing for the Company’s indemnification of each Guarantor from and against any liability related to the Guaranties shall continue in full force and effect after the Effective Date.

2. Release of Security Interest and Authorization to Terminate All Financing Statements Filed in Connection Therewith. Upon the completion of the KCL Payoff, the Guarantors agree that (i) the security interest granted pursuant to Section 5 of the Guarantors Agreement shall be deemed to be released, and (ii) that the Company shall be authorized to execute UCC Termination Statements with respect to any and all UCC Financing Statements filed by or on behalf of the Guarantors with respect to the security interest granted to the Guarantors under the Guarantors Agreement.

3. Miscellaneous.

3.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs, and legatees of the parties hereto.

3.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.3 Modifications. This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and may be modified or amended only by written agreement between all of the parties hereto.

3.4 Applicable Law. This Agreement and its validity, construction, and performance shall be governed by the laws of the State of Washington.

3.5 Resolution of Disputes; Fees and Costs. The parties hereto shall attempt to resolve by negotiation and compromise any disputes as to the validity or enforcement of any term or provision of this Agreement. Failing such compromise, such claim or assertion shall be settled by binding arbitration. There shall be one arbitrator agreed upon by the parties, or if the parties cannot agree on that arbitrator within ten (10) days of the initial arbitration demand, the arbitrator shall be selected by the administrator of the American Arbitration Association (“AAA”) office in Seattle. The arbitration shall be conducted under the AAA Commercial Arbitration Rules with Expedited Procedures in effect. The arbitrator in such proceeding shall award to the prevailing party reasonable attorneys’ fees and costs incurred by the prevailing party in conjunction with such dispute.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the day and year first written above.

GUARANTORS:

/s/ Marc Evanger
Marc Evanger

/s/ Ron Neubauer
Ron Neubauer

/s/ Richard Padden
Richard Padden

/s/ Larry Hood
Larry Hood

/s/ George Hubman
George Hubman

/s/ Tom T. O’Keefe
Tom T. O’Keefe

/s/ Kevin Fortun
Kevin Fortun

TULLY’S COFFEE CORPORATION:

/s/ John D. Dresel
John D. Dresel, Its President